Exhibit 10.1

AGREEMENT OF LIMITED PARTNERSHIP

OF

LINEAGE OP, LP

a Maryland limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of July 24, 2024

i

AGREEMENT OF LIMITED PARTNERSHIP

OF LINEAGE OP, LP

THIS AGREEMENT OF LIMITED PARTNERSHIP OF Lineage OP, LP (the “Partnership”), dated as of July 24, 2024 (the “Effective Date”), is made and entered into by and among Lineage, Inc., a Maryland corporation, as the General Partner, and the Persons from time to time party hereto, as limited partners.

RECITALS

A. The Partnership was originally formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time) on December 12, 2017 under the name BG LLH Intermediate, LLC (the “LLC”).

B. The LLC subsequently changed its name to Lineage OP, LLC on October 11, 2023.

C. On the Effective Date, Articles of Conversion were filed with the State Department of Assessments and Taxation of the State of Maryland and a Certificate of Conversion was filed with the Secretary of State of the State of Delaware with an effective time of 12:30 p.m., Eastern Time (the “Effective Time”), to convert the LLC into a Maryland limited partnership (the “Conversion”).

D. On the Effective Date, a Certificate of Limited Partnership of the Partnership was filed with the State Department of Assessments and Taxation of the State of Maryland.

E. Prior to the Effective Time: (i) the Partnership’s general partner previously served as the managing member of the LLC; and (ii) the Partnership was governed by its prior limited liability company operating agreement (the “Prior Agreement”).

F. In connection with the Conversion: (i) the managing member of the LLC became the general partner of the Partnership; and (ii) the other members of the LLC became the limited partners of the Partnership.

G. The Partnership serves as the operating partnership for Lineage, Inc., a Maryland corporation and a real estate investment trust (“Lineage REIT”).

H. The Partnership runs the Lineage business through its subsidiary, Lineage Logistics Holdings, LLC, a Delaware limited liability company and the main operating entity for Lineage REIT and the Partnership (“Lineage Holdings”). The Partnership holds the controlling interest in Lineage Holdings on the Effective Date.

I. The requisite approvals for all amendments reflected herein have been received.

J. The members of the LLC and the partners of the Partnership hereby amend and restate the Prior Agreement in its entirety as set forth herein and agree to continue the Partnership as a Maryland limited partnership in accordance with the Act.

K. This Agreement of Limited Partnership of Lineage OP, LP (as hereafter amended, restated, modified, supplemented or replaced, this “Agreement”) supersedes and replaces the Prior Agreement in its entirety effective as of the Effective Time.

L. As of the Effective Time, all of the LLC’s outstanding membership interests have been reclassified into either Partnership Common Units, Series A Preferred Units or Legacy Units of the Partnership, as set forth herein. The Series A Preferred Units and the Legacy Units are currently expected to be temporary classes with a limited existence as set forth in their respective Unit Designations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Maryland Revised Uniform Limited Partnership Act, Title 10 of the Corporations and Associations Article of the Annotated Code of Maryland, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7(a) hereof.

“Additional Funds” has the meaning set forth in Section 4.3(a) hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(a)

increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)	decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjustment Event” has the meaning set forth in Section 16.3 hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(a)

the General Partner (i) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(b)

the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares, at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (A) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (B) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or, if applicable, the later time that the Distributed Rights became exercisable), to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(c)

the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or other distribution referred to in subsection (a) or (b) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (i) the numerator of which shall be such Value of a REIT Share as of the record date and (ii) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Recitals.

“Applicable Percentage” has the meaning set forth in Section 15.1(b) hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, the amount of any applicable cash or other property or assets of the Partnership that the General Partner, in its sole discretion, determines is available for distribution by the Partnership, taking into account such factors as the General Partner deems necessary, advisable or appropriate in its sole discretion, including, any actual or anticipated expenses, liabilities, obligations, costs and commitments relating to the conduct of the business of the Partnership.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Beneficial Ownership” means ownership of a Partnership Interest by a Person that is or would be treated as a direct or indirect owner of such Partnership Interest through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have correlative meanings.

“Board of Directors” means the Board of Directors of the General Partner.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(a)

To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or Section 6.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(b)

From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or Section 6.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(c)

In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Partnership for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)

In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership. The General Partner may, in its sole discretion, (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” means, with respect to a Holder of LTIP Units, (x) the Economic Capital Account Balance of such Holder, to the extent attributable to such Holder’s ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of the General Partner now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (a) the Value of a REIT Share and (b) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the SDAT, as amended from time to time in accordance with the terms hereof and the Act.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 15.16(i)(vi); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of the General Partner, within the meaning of Section 1-101 of the Maryland General Corporation Law.

“Closing Price” has the meaning set forth in the definition of “Value.”

“COD Income” has the meaning set forth in Section 6.3(c) hereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2(c) hereof, divided by (ii) the number of the General Partner’s Partnership Common Units.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the General Partner” means the Consent of the sole General Partner, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means, subject to and except as set forth in any Unit Designation, the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of Partnership Interests, “Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners of the affected classes or series of Partnership Interests.

“Consent of the Partners” means, subject to and except as set forth in any Unit Designation, the Consent of the General Partner and the Consent of a Majority in Interest of the Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however, that, solely with respect to any action taken pursuant to Section 7.3(b) and Section 14.2, if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners of the affected classes or series of Partnership Interests.

“Constituent Person” has the meaning set forth in Section 16.9(g) hereof.

“Constructive Ownership” means ownership of a Partnership Interest by a Person that is or would be treated as a direct or indirect owner of such Partnership Interest through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have correlative meanings.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership.

“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the managing partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion” has the meaning set forth in the Recitals.

“Conversion Date” has the meaning set forth in Section 16.9(b) hereof.

“Conversion Notice” has the meaning set forth in Section 16.9(b) hereof.

“Conversion Right” has the meaning set forth in Section 16.9(a) hereof.

“Cut-Off Date” means the tenth (10th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Individual” has the meaning set forth in Section 10.3(a) hereof.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for Federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for Federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Domestically Controlled Qualified Investment Entity” means a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units.

“Effective Date” has the meaning set forth in the Introduction.

“Effective Time” has the meaning set forth in the Recitals.

“Eligible LTIP Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit, an LTIP Unit to the extent, since the date of issuance of such LTIP Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit.

“Equity Plan” means any stock, unit or equity purchase plan, restricted stock, unit or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or the General Partner, including the Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excepted Holder” means the General Partner and any other Person for whom an Excepted Holder Limit is created by the General Partner pursuant to Section 15.16(g).

“Excepted Holder Limit” means for each Excepted Holder the percentage limit (or limitation on the number of Partnership Units held) established pursuant to Section 15.16(g), which limit may be expressed as a percentage of the capital interests or profit interests in the Partnership. The Excepted Holder Limit for the General Partner shall be 100%.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Expense Reimbursement and Indemnification Agreement” means the Expense Reimbursement and Indemnification Agreement, dated as of July 24, 2024, by and among Lineage Holdings, BG Lineage Holdings, LLC, BG Lineage Holdings LHR, LLC and Bay Grove Management Company, LLC.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Final Adjustment” has the meaning set forth in Section 10.3(b)(ii) hereof.

“Forced Conversion” has the meaning set forth in Section 16.9(d) hereof.

“Forced Conversion Notice” has the meaning set forth in Section 16.9(d) hereof.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“General Partner” means Lineage REIT for so long as it remains a general partner of the Partnership, and/or any of its successors and assigns that become a general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner, and has not ceased to be a general partner, pursuant to the Act and this Agreement, in such Person’s capacity as a general partner of the Partnership.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)

The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.

(b)

The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i)

the acquisition of an additional interest in the Partnership (including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution;

(ii)	the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership;

(iii)	the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)

the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit); and

(v)	at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)

The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)

The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)

If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(f)

If any unvested LTIP Units are forfeited, as described in Section 16.2(b), upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Interest.

“Incapacity” or “Incapacitated” means: (a) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage such Partner’s person or such Partner’s estate; (b) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (e) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (iii) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above, (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Partner or for all or any substantial part of the Partner’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or Liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (viii) an appointment referred to in clause (vii) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (a) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (i) the present or any former General Partner, (ii) each former managing member of the LLC, each former manager of the LLC and each Person serving in a similar executive capacity appointed by the former managing member or manager and exercising rights and duties delegated by the former managing member or manager, (iii) each Person serving with the prior approval of any former managing member or former manager as a director, manager, officer, employee or other agent of any former managing member or former manager or another organization, (iv) any Person who formerly served in any of the foregoing capacities, or (v) a present or former director of the General Partner or a present or former officer of the Partnership or the General Partner and (b) such other Persons (including Affiliates or employees of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Individual” means an “individual” within the meaning of Section 542(a)(2) of the Code, but not including a qualified trust subject to the look-through rule of Section 856(h)(3)(A)(i) of the Code.

“Initial Holding Period” means, with respect to any Partnership Common Units held by a Qualifying Party or any of their successors-in-interest, a period ending on the day before the first fourteen-month anniversary of such date that the Qualifying Party first became a Holder of such Partnership Common Units; provided, however, that the General Partner may, in its sole and absolute discretion, pursuant to the terms of any Unit Designation or by written agreement with a Qualifying Party or any such successor-in-interest, shorten or lengthen the Initial Holding Period applicable to any Partnership Common Units, held by a Qualifying Party and/or its successors-in-interest to a period of shorter or longer than fourteen (14) months; provided, further, that with respect to a Partnership Common Unit that is issued upon conversion of an LTIP Unit pursuant to Section 16.9, the Initial Holding Period of such Partnership Common Unit shall end on the day before the first eighteen (18) month anniversary of the date that the underlying LTIP Unit was first issued; provided, further, that, for purposes of Section 15.1, with respect to a Partnership Common Unit that has been issued in exchange for a Lineage Holdings OPEU pursuant to the terms of the Lineage Operating Agreement, the Initial Holding Period shall end on the date of the Final Distribution (as such term is defined in the Unit Designation – Legacy Units included as Exhibit F).

“IRS” means the Internal Revenue Service.

“Legacy Units” means the classes of units described in the Unit Designation – Legacy Units included as Exhibit F.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner, and has not ceased to be a limited partner pursuant to the Act and this Agreement, of the Partnership, including any Substituted Limited Partner or Additional Limited Partner, in each case in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Lineage Holdings” has the meaning set forth in the Recitals.

“Lineage Holdings Agreement” means the governing limited liability company agreement of Lineage Holdings as in effect from time to time.

“Lineage Holdings OPEUs” means operating partnership equivalent units of interest in Lineage Holdings that are exchangeable at the holder’s election for Partnership Common Units on a one-for-one basis pursuant to the terms of the Lineage Holdings Agreement, subject to adjustment in certain circumstances, at any time following the second anniversary of the first closing of the initial public offering of the REIT Shares.

“Lineage REIT” has the meaning set forth in the Recitals.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Article 1 of this Agreement.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Article 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“LLC” has the meaning set forth in the Recitals.

“LTIP Unit Agreement” means any written agreement(s) between the Partnership and any recipient of LTIP Units evidencing the terms and conditions of any LTIP Units, including any vesting, forfeiture and other terms and conditions as may apply to such LTIP Units, consistent with the terms hereof and of the Plan (or other applicable Equity Plan governing such LTIP Units).

“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 16.4(c) hereof.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plan and under the applicable LTIP Unit Agreement. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and this Agreement.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action, voting together as a single class. For purposes of calculating Percentage Interests in connection with this definition, except as otherwise provided in a Unit Designation with respect to any Consent to be given pursuant to such Unit Designation: (a) any outstanding Legacy Units will be deemed to have been reclassified into Partnership Common Units pursuant to the terms of the applicable Unit Designation immediately prior to the record date for the applicable vote or Consent; and (b) the right to give or withhold Consent for all such Legacy Units that have been deemed reclassified as Partnership Common Units for these purposes will continue to be held by the Person(s) entitled to give or withhold Consent for such Legacy Units prior to any reclassification and such Person(s) will be deemed to be the Limited Partner(s) holding all Percentage Interests associated with such Partnership Common Units for purposes of exercising any Consent right pursuant to this definition.

“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action, voting together as a single class. For purposes of calculating Percentage Interests in connection with this definition, any outstanding Legacy Units will be deemed to have been reclassified into Partnership Common Units pursuant to the terms of the applicable Unit Designation immediately prior to the record date for the applicable vote or Consent.

“Market Price” has the meaning set forth in the definition of “Value.”

“Maryland Courts” has the meaning set forth in Section 15.9(b) hereof.

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)

Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)

Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)

In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)

Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)

In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(f)

To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)

Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 or Section 6.4 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares, Preferred Shares or Capital Shares, excluding grants under any Equity Plan, or (b) any Debt issued by the General Partner that provides any of the rights described in clause (a).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Offered Shares” has the meaning set forth in Section 15.1(h)(i)(a) hereof.

“Offering Common Units” has the meaning set forth in Section 15.1(h)(i)(a) hereof.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the General Partner imposed under the Charter.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means Lineage OP, LP and any successor thereto.

“Partnership Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 and Section 4.2 hereof, but does not include any Partnership Preferred Unit, LTIP Unit or any other Partnership Unit specified in a Unit Designation as being other than a Partnership Common Unit.

“Partnership Equivalent Units” has the meaning set forth in Section 4.7(a) hereof.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units; however, notwithstanding that the General Partner, and any Limited Partner may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Partnership Interests), the Partnership Interest held by the General Partner or any other Partner and designated as being of a particular class or series shall not be deemed to be a separate class or series of Partnership Interest from a Partnership Interest having the same designation as to class and series that is held by any other Partner solely because such Partnership Interest is held by the General Partner or any other Partner having different rights and privileges as specified under this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests of a particular class or series that the General Partner has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for the purpose of determining the Partners entitled to notice of or to vote at any meeting of Partners or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Partners for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Representative” has the meaning set forth in Section 10.3(a) hereof.

“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, an LTIP Unit, any other class of unit described in any Unit Designation, or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 hereof.

“Partnership Vote” has the meaning set forth in Section 11.2(e) hereof.

“Partnership Year” has the meaning set forth in Section 9.2 hereof.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.

“Performance LTIP Units” shall mean LTIP Units that vest in whole or in part based on the attainment of performance-vesting conditions; provided, however, that Performance LTIP Units shall not include any LTIP Units designated or characterized as so-called “retentive LTIP Units” in an applicable LTIP Unit Agreement or otherwise so designated or characterized by the Partnership.

“Performance Unit Sharing Percentage” shall mean 10%.

“Permitted Transfer” has the meaning set forth in Section 11.3(a) hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plan” means the Lineage 2024 Incentive Award Plan, as may be amended, modified or restated from time to time.

“Pledge” has the meaning set forth in Section 11.3(a) hereof.

“Preferred Share” means a share of stock of the General Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Pricing Agreement” has the meaning set forth in Section 15.1(h)(iii)(b) hereof.

“Prior Agreement” has the meaning set forth in the Recitals.

“Prohibited Owner” means, with respect to any purported transfer of Partnership Interests, any Person that, but for the provisions of Section 15.16(i), would Beneficially Own or Constructively Own Partnership Interests.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 16.11 hereof.

“PTET” means a pass-through entity or similar tax imposed by an applicable state governmental authority.

“Put Option Agreement” means the Put Option Agreement, dated as of July 24, 2024, by and among BG Lineage Holdings, LLC, Lineage REIT, the Partnership and Lineage Holdings.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.

“Redemption” has the meaning set forth in Section 15.1(a) hereof.

“Register” has the meaning set forth in Section 4.1 hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.4(a)(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) the General Partner or any Affiliate of the General Partner to the extent such person has in place an election to qualify as a REIT and (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Qualification Date” means such date as the General Partner shall determine is necessary or advisable for the Partnership in connection with an election by a REIT Subsidiary to be taxed as a REIT to ensure that the REIT Subsidiary satisfies the REIT qualification requirements under Section 856 of the Code.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of common stock of Lineage REIT (and its successors and assigns), $0.01 par value per share, but shall not include any class or series of Lineage REIT’s common stock classified after the date of this Agreement.

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property

(collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner.

“REIT Subsidiary” means any REIT in which the Partnership owns, directly or indirectly, an equity interest.

“REIT Subsidiary Ownership Limit” means not more than a 9.8% capital interest or profits interest in the Partnership. The capital interest or profits interest represented by any Partner’s Partnership Units shall be determined by the General Partner in good faith, which determination shall be conclusive for all purposes hereof.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the General Partner’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Restriction Termination Date” means the last date, subsequent to the REIT Qualification Date, on which the Partnership owns, directly or indirectly, any equity interest in a REIT Subsidiary, or such other date as may be determined by the General Partner in its sole discretion.

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3(c) hereof.

“SDAT” means the State Department of Assessments and Taxation of the State of Maryland.

“SEC” means the Securities and Exchange Commission.

“Section 83 Safe Harbor” has the meaning set forth in Section 16.11 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Series A Preferred Units” means the series of Partnership Preferred Units designated as “Series A Preferred Units” and described in the Unit Designation – Series A Preferred Units included as Exhibit E.

“Single Funding Notice” has the meaning set forth in Section 15.1(h)(i)(b) hereof.

“Special Redemption” has the meaning set forth in Section 15.1(a) hereof.

“Specified Redemption Date” means the fifteenth (15th) Business Day after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur with respect to a Partnership Common Unit during the Initial Holding Period applicable to such Partnership Common Unit (except pursuant to a Special Redemption), provided, further, that if the General Partner elects a Stock Option Funding pursuant to Section 15.1(h) hereof, such Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Stock Option Funding.

“Stock Offering Funding” has the meaning set forth in Section 15.1(h)(i)(a) hereof.

“Stock Offering Funding Amount” has the meaning set forth in Section 15.1(h)(ii) hereof.

“Stock Offering Net Proceeds” has the meaning set forth in Section 15.1(h)(ii) hereof.

“Stockholder Meeting” means a meeting of the holders of REIT Shares convened for the purpose of conducting a Stockholder Vote as contemplated in Section 11.2(e) hereof.

“Stockholder Vote” has the meaning set forth in Section 11.2(e) hereof.

“Stockholder Vote Transaction” has the meaning set forth in Section 11.2(e) hereof.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member or any “taxable REIT subsidiary” of the General Partner in which the Partnership owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize the General Partner’s status as a REIT or any General Partner Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and (a) Section 11.4 hereof or (b) pursuant to any Unit Designation.

“Surviving Partnership” has the meaning set forth in Section 11.2(b)(ii) hereof.

“Tax Items” has the meaning set forth in Section 6.5(a) hereof.

“Tendered Units” has the meaning set forth in Section 15.1(a) hereof.

“Tendering Party” has the meaning set forth in Section 15.1(a) hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Termination Transaction” has the meaning set forth in Section 11.2(b) hereof.

“Transaction” has the meaning set forth in Section 16.9(g) hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 15.1, (b) any conversion of LTIP Units into Partnership Common Units pursuant to Section 16.9 hereof, (c) any reclassification of any class or series of Partnership Units into any other class or series of Partnership Units, (d) any redemption of Partnership Units pursuant to any Unit Designation, or (e) any issuance of Partnership Common Units in connection with the exchange of Lineage Holdings OPEUs therefor pursuant to the terms of the Lineage Holdings Agreement. The terms “Transferred” and “Transferring” have correlative meanings.

“Trust” means any trust for the exclusive benefit of one or more Charitable Beneficiaries, as provided for in Section 15.16(a)(ii).

“Trustee” means the Person not affiliated with the Partnership and any Prohibited Owner, that is appointed by the Partnership to serve as trustee of the Trust.

“Unit Designation” has the meaning set forth in Section 4.2(b) hereof.

“Unvested LTIP Units” has the meaning set forth in Section 16.2(a) hereof.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Equity Plan shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the Board of Directors.

In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner on the basis of such quotations and other information as it considers appropriate.

“Vested LTIP Units” has the meaning set forth in Section 16.2(a) hereof.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Continuation; Conversion. The Partnership was originally formed as a limited liability company by the filing of a Certificate of Formation of BG Intermediate, LLC on December 12, 2017 with the Secretary of State of the State of Delaware. The LLC converted to a Maryland limited partnership pursuant to Articles of Conversion and a Certificate of Limited Partnership filed on the Effective Date with the State Department of Assessments and Taxation of the State of Maryland and the filing of a Certificate of Conversion with the Secretary of State of the State of Delaware. The Partners hereby continue the Partnership under the Act indefinitely, and for the purposes and upon the terms and conditions hereinafter set forth, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name. The name of the Partnership is “Lineage OP, LP.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3 Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Partnership in the State of Maryland is located at c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Baltimore, Maryland 21202, or such other place within the State of Maryland as the General Partner may from time to time designate, and the resident agent of the Partnership in the State of Maryland is a Maryland corporation, or such other resident of the State of Maryland as the General Partner may from time to time designate. The principal office of the Partnership is located at 46500 Humboldt Drive, Novi, Michigan 48377, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Maryland as the General Partner may from time to time designate.

Section 2.4 Power of Attorney.

(a) Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (E) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (F) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(ii) subject to a Partner’s consent rights provided by this Agreement, execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4(b), no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5 Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (a) Article 8 of the Maryland Uniform Commercial Code and (b) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (a) to engage in all lawful transactions and business activities as may be determined from time to time by the General Partner, (b) to acquire, own, invest in, manage and/or dispose of any assets, entities, interests or investments of any kind, (c) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement, (d) to conduct the Partnership’s business directly or through one or more Subsidiaries, partnerships, joint ventures, business trusts, limited liability companies, other entities or arrangements, and (e) to do anything necessary, appropriate, proper, advisable, incidental to or convenient for any or all of the foregoing.

Section 3.2 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property and any other property or assets.

Section 3.3 Partnership Only for Purposes Specified. The Partnership is a limited partnership existing pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof; however, to the extent applicable, the Partnership is a “partnership at will” (and is not a partnership formed for a definite term or particular undertaking) within the meaning of the Act. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the

Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Partners.

(a) Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (A) stock of any corporation that is a tenant of (I) the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary is a direct or indirect member or (B) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary is a direct or indirect member, (iii) such Partner’s ownership of Partnership Interests does and will not cause any Individual to Beneficially Own more than 9.8% of the value of the outstanding capital stock or other equity interests in any REIT Subsidiary, (iv) such Partner’s Beneficial Ownership or Constructive Ownership of Partnership Interests does not and will not result in any REIT Subsidiary failing to qualify as a REIT (including as a result of causing any REIT Subsidiary to constructively own, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REIT Subsidiary from such tenant would cause the REIT Subsidiary to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), (v) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (vi) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clauses (ii) or (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions, which consent the General Partner may give or withhold in its sole and absolute discretion. Each Partner that is an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(b) Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner), other than the General Partner, represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (A) stock of any corporation that is a tenant of (I) the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary is a direct or indirect member or (B) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the General Partner, the Partnership, any REIT Subsidiary or any Disregarded Entity with respect to the General Partner, the Partnership or any REIT Subsidiary is a direct or indirect member, (iv) such Partner’s ownership of Partnership Interests does and will not cause any Individual to Beneficially Own more than 9.8% of the value of the outstanding capital stock or other equity interests in any REIT Subsidiary, (v) such Partner’s Beneficial Ownership or Constructive Ownership of Partnership Interests does not and will not result in any REIT Subsidiary failing to qualify as a REIT (including as a result of causing any REIT Subsidiary to constructively own, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REIT Subsidiary from such tenant would cause the REIT Subsidiary to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), and (vi) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clauses (iii) or (iv) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions, which consent the General Partner may give or withhold in its sole and absolute discretion. Each Partner that is not an individual shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(c) Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

(d) The representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(e) Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. The Partners have heretofore made Capital Contributions to the Partnership. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Partners shall have no obligation or, except with the prior Consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall include, among other things, a register containing the name, address, and number, class and series of Partnership Units of each Partner, and such other information as the General Partner may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The General Partner shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Partnership Units. Any reference in this

Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Partner. No action of any Limited Partner shall be required to amend or update the Register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the Register relating to any Partner other than itself.

Section 4.2 Issuances of Partnership Interests. The Partnership may create and issue Interests of any class, series or kind, as determined by the General Partner with the approval of the Board of Directors. Subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation:

(a) Initial Classes of Partnership Interests. As of the Effective Time, the Partnership has the following classes of Units:

(i) Partnership Common Units. The Partnership Common Units are Partnership Units with the rights, preferences, privileges and obligations set forth in this Agreement.

(ii) LTIP Units. The LTIP Units are Partnership Units with the rights, preferences, privileges and obligations set forth in this Agreement.

(iii) Other Classes. The Partnership has each additional class of Units identified in a Unit Designation that exists as of the Effective Time, with the rights, preferences, privileges and obligations set forth in this Agreement as modified by such Unit Designation.

(b) General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Partnership, (v) upon the contribution of property or assets to the Partnership, or (vi) in exchange for the contribution of Lineage Holdings OPEUs to the Partnership. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”), without the approval of any Limited Partner or any other Person. Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (B) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (C) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (D) the voting rights, if any, of each such class or series of Partnership Interests; and (E) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Except as expressly set forth in any Unit Designation or as may otherwise be required under the Act, a Partnership Interest of any class or series other than a Partnership Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Partnership Interest, the General Partner shall update the Register and the books and records of the Partnership as appropriate to reflect such issuance. All parties hereto are deemed to approve the terms of each Unit Designation that is entered into in accordance with this Agreement.

(c) Issuances of LTIP Units. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to an LTIP Unit or as otherwise determined by the General Partner, each LTIP Unit is intended to qualify as a profits interest in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more classes or series of LTIP Units, LTIP Units shall have the terms set forth in Article 16.

(d) Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units and Legacy Units in proportion to their respective Percentage Interests in Partnership Common Units and Legacy Units, collectively, (ii) (A) the additional Partnership Units are (I) Partnership Common Units issued in connection with an issuance of REIT Shares, or (II) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), and (B) the General Partner contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner; (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership, (iv) the additional Partnership Units are issued pursuant to Section 4.3(b), Section 4.3(e), Section 4.4 or Section 4.5 or (v) the additional Partnership Units are issued pursuant to the exercise of the rights set forth in the Put Option Agreement.

(e) No Preemptive Rights. Except as expressly provided in this Agreement, in any Unit Designation or in the Put Option Agreement, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

(f) Reclassification of Units. Except as otherwise set forth in a Unit Designation, with the Consent of the General Partner and the Partner holding the applicable Unit of any class, such Unit may be reclassified as a Unit of any other class, provided that such reclassification does not have a material adverse impact on the other Units; provided, further that the reclassification rights provided by this Section 4.2(f) shall not apply to LTIP Units which shall be governed by Article 16. The reclassification of any Unit does not constitute a redemption or issuance of any Unit for purposes of this Agreement (but this sentence shall not be deemed to describe or impact the tax treatment of any such reclassification for U.S. federal income tax purposes or otherwise). The foregoing shall not be deemed to describe or impact the tax treatment of any such reclassification for U.S. federal income or other tax purposes.

Section 4.3 Additional Funds and Capital Contributions.

(a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

(b) Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c) Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (c) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(d) General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(e) Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (i) pursuant to Section 4.4 or Section 15.1(b) hereof, (ii) pursuant to a dividend or other distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to holders of REIT Shares, Capital Shares or New Securities (as the case may be), (iii) upon a conversion, redemption or exchange of Capital Shares, (iv) upon a conversion, redemption, exchange or exercise of New Securities, (v) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the General Partner or (vi) pursuant to the exercise of rights set forth in the Put Option Agreement. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the General Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common Units or Partnership Equivalent Units to the General Partner equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3(e) without any further act, approval or vote of any Partner or any other Persons.

Section 4.4 Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or the Partnership from adopting, modifying or terminating equity incentive plans for the benefit of employees, directors, consultants or other service providers of the General Partner, the Partnership or any of their Affiliates or from issuing REIT Shares, Capital Shares or New Securities pursuant to any such plans. The General Partner may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted REIT Shares), whether taken with respect to or by an employee or other service provider of the General Partner, the Partnership or its Subsidiaries, in a manner determined by the General Partner, which may be set forth in plan implementation guidelines that the General Partner may establish or amend from time to time. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Agreement may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners. The Partnership is expressly authorized to issue Partnership Units (a) in accordance with the terms of any such equity incentive plans, or (b) in an amount equal to the number of REIT Shares, Capital Shares or New Securities issued pursuant to any such equity incentive plans, without any further act, approval or vote of any Partner or any other Persons.

Section 4.5 Dividend Reinvestment Plan, Cash Option Purchase Plan, Equity Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, equity incentive or other equity or subscription plan or agreement, either (a) shall be utilized by the General Partner to effect open market purchases of REIT Shares, or (b) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the General Partner a number of Partnership Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.

Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7 Conversion or Redemption of Capital Shares.

(a) Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions and qualifications that are substantially the same as the preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to the corresponding Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

(b) Redemption or Repurchase of Capital Shares or REIT Shares. Except as otherwise provided in Section 7.4(c), if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem an equal number of Partnership Equivalent Units held by the General Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any REIT Shares are redeemed or otherwise repurchased by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Partnership Common Units held by the General Partner equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or repurchased. Notwithstanding the foregoing, the provisions of this Section 4.7(b) shall not apply in the event that such repurchase of REIT Shares is paired with a stock split or stock dividend such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of REIT Shares as were outstanding prior to such repurchase and subsequent stock split or stock dividend.

Section 4.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership (and/or a wholly-owned Subsidiary of the Partnership).

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date: (a) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class or as otherwise prescribed for that class on such Partnership Record Date); and (b) second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, including pursuant to any applicable Unit Designation, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date, or, with respect to a particular class, within that class as otherwise set forth in the applicable Unit Designation). Distributions payable with respect to any Partnership Units, other than any Partnership Units issued to the General Partner in connection with the issuance of REIT Shares by the General Partner, that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (ii) except to the extent otherwise determined by the General Partner, eliminate any U.S. federal income or excise tax liability of the General Partner. Notwithstanding anything in the foregoing to the contrary, a Holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 16 hereof and in making distributions pursuant to this Section 5.1, the General Partner of the Partnership shall take into account the provisions of Section 16.4 hereof.

Section 5.2 Distributions in Kind. Except as expressly provided herein or in a Unit Designation, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. Except as expressly provided herein or in a Unit Designation, the General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless (a) the Holder has been given ninety (90) days prior written notice of such distribution, (b) the Holder has waived such minimum notice, or (c) such distribution in kind is made in accordance with the terms of a Unit Designation applicable to the Partnership Units receiving such distribution.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5 or any applicable Unit Designation, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.5 Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, the General Partner is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes of Partnership Units.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations.

(a) General. Subject to the other provisions of this Article 6 and Section 16.5, for purposes of adjusting the Capital Accounts of the Partners, the Net Income, Net Losses and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for any Partnership Year shall be allocated among the Partners in a manner such that the Adjusted Capital Account of each Partner, immediately after making such allocation is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Partner pursuant to Section 13.2(a)(iv) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Partnership liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the asset securing such liability), and the net assets of the Partnership were distributed in accordance with Section 13.2(a)(iv) to the Partners immediately after making such allocation; provided, however, that the General Partner may adjust the allocations that are determined (without regard to this proviso) pursuant to this Section 6.2 if the General Partner determines reasonably and in good faith that such adjustment is required to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, or to give economic effect to Article 5, Article 7, Article 13 and the other relevant provisions of this Agreement.

(b) Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall make such revisions to this Section 6.2 or to Section 12.2(c) or 13.2(a) as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Unit Designation with respect to Partnership Interests then outstanding.

(c) Special Allocations with Respect to Eligible LTIP Units. In the event that Liquidating Gains are allocated under this Section 6.2(c), Net Income and Net Losses allocable under Section 6.2(a) shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.4(a) hereof, and notwithstanding the provisions of Section 6.2(a) above, any Liquidating Gains shall first be allocated to the Holders of Eligible LTIP Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of Eligible LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their Eligible LTIP Units. Any such allocations shall be made among the Holders of Eligible LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.2(c). The parties agree that the intent of this Section 6.2(c) and the other provisions of Article 6 and Section 16.5 is to make the Capital Account balances of the Holders of LTIP Units with respect to their LTIP Units economically equivalent to the Capital Account balance of the General Partner with respect to its Partnership Common Units (on a per unit basis), but only to the extent that, at the time any Liquidating Gain is to be allocated, the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the LTIP Unit.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a) Special Allocations Upon Liquidation. In the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13 hereof, then: (i) any Liquidating Gains shall first be allocated to each Holder of Eligible LTIP Units in accordance with Section 6.2(c); and (ii) any Net Income or Net Loss realized in connection with such transaction and thereafter (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Partnership Year (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2(a)(iv) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof. In addition, if there is an adjustment to the Gross Asset Value of the assets of the Partnership pursuant to paragraph (b) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

(b) Offsetting Allocations. Notwithstanding the provisions of Section 6.1 and Section 6.2(a), but subject to Section 6.3 and Section 6.4, in the event Net Income or items thereof are being allocated to a Partner to offset prior Net Loss or items thereof which have been allocated to such Partner (including any allocations of Net Income or items thereof pursuant to Section 6.3(a)), the General Partner shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

(c) CODI Allocations. Notwithstanding anything to the contrary contained herein, if any indebtedness of the Partnership encumbering the Properties contributed to the Partnership in connection with the General Partner’s initial offering is settled or paid off at a discount, any resulting COD Income of the Partnership shall be specially allocated proportionately (as determined by the General Partner) to those Holders that were partners in entities that contributed, or were deemed to contribute, the applicable Property to the Partnership in connection with such initial offering to the extent the number of Partnership Units received by such Holders in exchange for their interests in such entities was determined, in part, by taking into account the anticipated discounted settlement or pay-off of such indebtedness. For purposes of the foregoing, “COD Income” shall mean income recognized by the Partnership pursuant to Code Section 61(a)(12).

(d) PTET. The expense of any PTET paid by the Partnership and determined in whole or in part by reference to specific Partner attributes or status and that the General Partner determines to be attributable to fewer than all Partners or to different Partners in different proportions shall be allocated to the Partner or Partners to whom attributable in the amounts so attributable.

Section 6.4 Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4(a)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.4(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated (x) first, among the Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(iv) were not in the Agreement. It is intended that this Section 6.4(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(v) and Section 6.4(a)(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.4(a)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated (x) first, among the Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, in each case in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 6.4(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 and Section 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(ix) Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

(x) LTIP Units. For purposes of the allocations set forth in this Section 6.4(a), each issued and outstanding LTIP Unit will be treated as one outstanding Partnership Common Unit; provided, however, that for purposes of determining Percentage Interests with respect to Partnership Common Units, each Performance LTIP Unit that has not satisfied the applicable performance vesting condition will be treated as a fraction of one outstanding Partnership Common Unit equal to one Partnership Common Unit multiplied by the Performance Unit Sharing Percentage.

(b) Allocation of Excess Nonrecourse Liabilities. Excess nonrecourse liabilities within the meaning of Section 1.752-3(a)(3) of the Regulations may be allocated to a Holder up to the amount of built-in gain that is allocable to the Holder on Code Section 704(c) property or property for which reverse Code Section 704(c) allocations are applicable (where such property is subject to the nonrecourse liability to the extent that such built-in gain exceeds the gain described in Section 1.752-3(a)(2) of the Regulations with respect to such property). To the extent that the entire amount of the excess nonrecourse liability is not allocated under the prior sentence, the remaining amount of the excess nonrecourse liability shall be allocated under one of the other methods contained in Section 1.752- 3(a)(3) of the Regulations. Additionally, excess nonrecourse liabilities shall not be required to be allocated under the same method each year.

Section 6.5 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.2 and Section 6.3 hereof.

(b) Section 704(c) Allocations. Notwithstanding Section 6.5(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner; provided, however, that with respect to any “reverse” Code Section 704(c) allocations described in Section 1.704-3(a)(6)(i) of the Regulations, the General Partner shall use the traditional method under Section 1.704-3(b) of the Regulations or the traditional method with curative allocations under Section 1.704-3(c) of the Regulations. Allocations pursuant to this Section 6.5(b) are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

(a) Except as otherwise expressly provided in this Agreement, including any Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No General Partner may be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Partnership Interest set forth in a Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and a general partner under the Act and this Agreement and to effectuate the purposes of the Partnership, including, without limitation:

(i) the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the General Partner to prevent the imposition of any federal income tax on the General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations to conduct the activities of the Partnership;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the taking of any and all acts to ensure that the Partnership will not be classified as a “publicly traded partnership” under Code Section 7704;

(iv) subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(v) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner and/or the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(vi) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(vii) the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Partnership’s operations or implement the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;

(viii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(ix) the selection and dismissal of employees of the Partnership (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership and the determination of their compensation and other terms of employment or hiring;

(x) the maintenance of insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership and the Partners (including, without limitation, the General Partner);

(xi) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has an equity investment from time to time);

(xii) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xiv) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(xv) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xvi) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xvii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(xix) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;

(xx) the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof;

(xxi) an election to dissolve the Partnership pursuant to Section 13.1(b) hereof;

(xxii) the distribution of cash to acquire Partnership Common Units held by a Limited Partner in connection with a Redemption under Section 15.1 hereof;

(xxiii) an election to acquire Tendered Units in exchange for REIT Shares;

(xxiv) the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and

(xxv) the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange.

(b) Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (i) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (ii) the General Partner’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required by this Agreement in connection with the taking of such action or execution of such document or writing, and (iii) the authority of such officer with respect thereto.

(c) At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

(d) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, determines from time to time.

(e) The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner: the amount of assets at any time available for distribution or the redemption of Partnership Common Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2(b), 6.2(c), 6.3, 6.4, 6.5 or 16.5; the Gross Asset Value of any Partnership asset; the Value of any REIT Share; the timing and amount of any adjustment to the Adjustment Factor; any adjustment to the number of outstanding LTIP Units pursuant to Section 16.3; the timing, number and redemption or repurchase price of the redemption or repurchase of any Partnership Units pursuant to Section 4.7(b); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; the number of authorized or outstanding Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

Section 7.2 Certificate of Limited Partnership. The General Partner may file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Maryland and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Maryland and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

(a) The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners, and may not, without limitation:

(i) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(ii) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(iii) subject to the terms set forth in any Unit Designation, enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (A) the General Partner or the Partnership from performing its specific obligations under Section 15.1 hereof in full or (B) a Limited Partner from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in either case, (x) with the Consent of each Limited Partner affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2(b)(i) and/or (ii), does not require the Consent of the Limited Partners; it being understood that entry into any contract, mortgage, loan or other agreement that prohibits a Redemption for the Cash Amount shall not be deemed to violate this provision or to require the Consent of the Limited Partners or any Limited Partner affected thereby.

(b) Except as provided in Section 7.3(c) hereof, the General Partner shall not, without the prior Consent of the Partners, amend, modify or terminate this Agreement; provided that with respect to any Unit Designation, such Unit Designation may only be amended in the manner set forth therein and the terms of this Section 7.3(b) shall not apply.

(c) Notwithstanding Section 7.3(b) and 14.2 hereof but subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation and subject to the rights of any Holder of any Partnership Interest as set forth in Section 8.6, the General Partner shall have the power, without the Consent of the Partners or the consent or approval of any Limited Partner or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest, the termination of the Partnership in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 16.3, and to update the Register in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to set forth or amend the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4 (including any changes contemplated by Section 5.5 above);

(v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state court or agency or contained in Federal or state law or the listing standards of any securities exchange upon which the General Partner’s securities are then listed or admitted for trading;

(vi) (A) to reflect such changes as are reasonably necessary or appropriate for the General Partner to maintain its status as a REIT or to satisfy the REIT Requirements, or (B) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;

(vii) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(viii) to reflect the issuance of additional Partnership Interests in accordance with Section 4.2;

(ix) as contemplated by the last sentence of Section 4.4;

(x) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3(d); and

(xi) to effect or facilitate a Termination Transaction that, in accordance with Section 11.2(b)(i) and/or (ii), does not require the Consent of the Limited Partners and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 11.2(b)(ii).

(d) Notwithstanding Sections 7.3(b), 7.3(c) (other than as set forth below in this Section 7.3(d), or, with respect to a particular class or series of Partnership Units, except as otherwise set forth in the Unit Designation applicable to such class or series of Partnership Units) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) adversely modify in any material respect the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2(a)(iv) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3(c) (including clause (xi) thereof) and Article 6 hereof), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof (except, in any case, as permitted pursuant to clause (xi) of Section 7.3(c) hereof), (v) alter or modify Section 11.2 hereof (except as permitted pursuant to clause (xi) of Section 7.3(c) hereof), (vi) subject to Section 7.8(i) remove the powers and restrictions related to REIT Requirements or permitting the General Partner to avoid paying tax under Code Sections 857 or 4981 contained in Section 7.1 and Section 7.3, or (vii) amend this Section 7.3(d), or, in each case for all provisions referenced in this Section 7.3(d), amend or modify any related definitions or Exhibits (except as permitted pursuant to clause (viii) of Section 7.3(c) hereof). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4 Reimbursement of the General Partner.

(a) The General Partner shall not be compensated for its services as General Partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof and the provisions of any applicable Unit Designation, in each case regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

(b) Subject to Section 7.4(d) and Section 15.12 hereof, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization and the ownership of each of their assets and operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall be liable for, and shall reimburse the General Partner, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the General Partner, or the Partnership that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner, or the Partnership will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses of the General Partner or its Affiliates, (iv) any expenses (other than the purchase price) incurred by the General Partner in connection with the redemption or other repurchase of its Capital Shares, (v) all costs and expenses of the General Partner in connection with the preparation of reports and other distributions to its stockholders and any regulatory or governmental authorities or agencies and, as applicable, all costs and expenses of the General Partner as a reporting company (including, without limitation, costs of filings with the SEC), (vi) all costs and expenses of the General Partner in connection with its operation as a REIT, (vii) all costs and expenses of the General Partner in connection with the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests and financing or refinancing of any type related to the

Partnership or its assets or activities and (viii) all costs and expenses, if any, of the General Partner in connection with the entry into any reimbursement or indemnification agreement by the General Partner or its Subsidiaries; provided, however, that the amount of any reimbursement to the General Partner shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof. The Partnership and the General Partner will also be authorized to cause any expenses that would otherwise be paid or borne by the Partnership to instead be paid or borne by one or more of the Partnership’s Subsidiaries, including Lineage Holdings.

(c) If the General Partner shall elect to purchase from its stockholders Capital Shares for the purpose of delivering such Capital Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, in lieu of the treatment specified in Section 4.7(b), the purchase price paid by the General Partner for such Capital Shares shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (i) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay or cause to be paid to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Partnership Units pursuant to Section 15.1 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the General Partner within thirty (30) days after the purchase thereof, or the General Partner otherwise determines not to retransfer such REIT Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units determined in accordance with Section 4.7(b), as adjusted, (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).

(d) To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership or one or more of its Subsidiaries, including Lineage Holdings, and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Partnership or any of its Subsidiaries pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Outside Activities of the General Partner. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business and affairs of the Partnership, (c) the operation of the General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the General Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further, that the General Partner may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt. The General Partner and all Disregarded Entities with respect to the General Partner, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in Disregarded Entities with respect to the General Partner, (ii) Partnership Interests as the General Partner, (iii) a minority interest in any Subsidiary of the Partnership that the General Partner holds to maintain such Subsidiary’s status as a partnership for Federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1(d) hereof and the requirements necessary for the General Partner to qualify as a REIT and for the General Partner to carry out its responsibilities contemplated under this Agreement and the Charter. Any Partnership Interests acquired by the General Partner, whether pursuant to the exercise by a Limited Partner of its right to Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6 Transactions with Affiliates.

(a) The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

(b) Except as provided in Section 7.5 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) The General Partner and its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its sole and absolute discretion.

(d) The General Partner, in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership or its Subsidiaries) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units) funded by the Partnership or its Subsidiaries for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Partnership or any of the Partnership’s Subsidiaries.

(e) Notwithstanding anything to the contrary set forth in this Agreement, any transaction entered into by and among the General Partner, the Partnership and their respective Subsidiaries, as appliable, in connection with the initial public offering of the REIT Shares and related formation transactions is hereby approved by all Partners.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (A) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (B) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.

(b) Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7(b) that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(b). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(b) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

(c) To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7(a) has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(d) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(e) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

(g) In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(i) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

(k) It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

(l) Notwithstanding anything to the contrary in this Section 7.7: (i) the Partnership shall have the power to purchase and maintain insurance on behalf of any Indemnitee and any such other Person as the General Partner shall determine in accordance with Section 7.7(e) and accordingly, obligations of the Partnership or its Affiliates shall in each case be secondary to the obligations of any of their insurers; and (ii) nothing in this Section 7.7 shall limit any right of any Person pursuant to the Expense Reimbursement and Indemnification Agreement even if inconsistent with this Section 7.7 in any respect.

Section 7.8 Liability of the General Partner.

(a) To the maximum extent permitted under the Act, the only duties that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the obligation of good faith and fair dealing. The General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of Partnership Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the General Partner only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the General Partner under the Act.

(b) The Limited Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively; (ii) notwithstanding any duty otherwise existing at law or in equity, in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner or its stockholders, on the other hand, the General Partner may give priority to the separate interests of the General Partner or the stockholders of the General Partner (including, without limitation, with respect to tax consequences to Limited Partners, Assignees or the General Partner’s stockholders), and, in the event of such a conflict, and any action or failure to act on the part of the General Partner (or the General Partner’s directors, officers or agents) that gives priority to the separate interests of the General Partner or its stockholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing; and (iii) the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Limited Partner in connection with such decisions, except for liability for the General Partner’s fraud, willful misconduct or gross negligence.

(c) Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its officers, employees, representatives or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such officer, employee, representative or agent appointed by it in good faith.

(d) Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, representatives or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the General Partner shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission or by reason of their service as such. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

(e) Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence on the part of the General Partner, or pursuant to any express indemnities given to the Partnership by the General Partner pursuant to any other written instrument, the General Partner shall not have any personal liability whatsoever, to the Partnership or to the other Partners, for any action or omission taken in its capacity as the General Partner or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, except pursuant to Section 15.1. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to Section 15.1 or any such express indemnity, no property or assets of the General Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

(f) To the extent that, under applicable law, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the General Partner under the Act or otherwise existing under applicable law, are agreed by the Partners to operate as an express limitation of any such duties and liabilities and to replace such other duties and liabilities of such General Partner and further acknowledged and agreed that such provisions are fundamental elements to the agreement of the Limited Partners and the General Partner to enter into this Agreement and without such provisions the Limited Partners and the General Partner would not have entered into this Agreement.

(g) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it, and any action or failure to act on the part of the General Partner that does or does not take into account any such tax consequences that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing. The General Partner and the Partnership shall not have any liability to any Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

(h) Whenever in this Agreement the General Partner (whether in its capacity as General Partner or in any other capacity permitted under this Agreement, including, without limitation, as Liquidator) is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, and any such decision or determination made by the General Partner that does not consider such interests or factors affecting the Partnership or the Partners, or any of them, and that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this

Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with good faith reliance on the provisions of this Agreement and the obligation of good faith and fair dealing under the Act (as modified by the Agreement).

(i) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement and the Act, the General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any subsidiary of the Partnership, prepared or presented by any officer, employee or agent of the General Partner, any agent of the Partnership or any such subsidiary, or by any lawyer, certified public accountant, appraiser or other person engaged by the General Partner, the Partnership or any such subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

(j) No director, officer or agent of the General Partner shall have any duties directly to the Partnership or any Partner. No director, officer or agent of the General Partner shall be directly liable to the Partnership or any Partner for money damages by reason of their service as such.

(k) Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, (iii) for the General Partner to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any General Partner Affiliate to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary” (within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and does not violate the duty of loyalty or any other duty or obligation, fiduciary or otherwise, of the General Partner to the Partnership or any other Partner.

(l) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. No Limited Partner shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Limited Partner or as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2 Management of Business. Subject to the rights and powers of the General Partner hereunder, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Limited Partners and their respective Affiliates shall be under no obligation to consider the separate interests of the Partnership or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Partnership or any other Partners, or to any subsidiary of the Partnership, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts except for liability for fraud, willful misconduct or gross negligence.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in any Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Partnership as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

(a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, the General Partner shall deliver to each Limited Partner a copy of any information mailed or electronically delivered to all of the common stockholders of the General Partner as soon as practicable after such mailing.

(b) The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3(b) hereof immediately following the date such change becomes effective.

(c) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.

Section 8.6 Partnership Right to Call Partnership Common Units. Notwithstanding any other provision of this Agreement: (a) on and after the date on which the aggregate Percentage Interests of the Partnership Common Units held by Limited Partners are less than one percent (1%) of the outstanding Partnership Common Units, the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Partnership Common Units and (b) at any time a Holder together with such Holder’s Affiliates hold in the aggregate less than fifty thousand (50,000) Partnership Common Units (as adjusted, if applicable, by the Adjustment Factor then in effect), the Partnership shall have the right in its sole discretion, but not the obligation to such Holders or Holder, from time to time and at any time to redeem all or any portion of the outstanding Partnership Common Units held by such Holders or Holder, in each case by treating any Holder thereof as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Partnership Common Units to be specified by the General Partner, by notice to such Holder that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Holder pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Holder. For purposes of this Section 8.6, (a) the General Partner may treat any Holder (whether or not otherwise a Qualifying Party) as a Qualifying Party that is a Tendering Party and (b) the provisions of Section 15.1(f)(ii) and Section 15.1(f)(iii) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

Section 8.7 Rights as Objecting Partner. No Limited Partner and no Holder of a Partnership Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute in connection with a merger of the Partnership.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

(a) The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5(a), Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b) The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

(a) After the close of each Partnership Year, the General Partner shall use commercially reasonable efforts to cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

(b) After the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall use commercially reasonable efforts to cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

(c) The General Partner shall have satisfied its obligations under Section 9.3(a) and Section 9.3(b) by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website, or by the filing with the SEC for public availability by the General Partner of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, containing the required information with respect to the Partnership or the General Partner.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for Federal and state income tax and any other tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties as is readily available to the Limited Partners, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Partnership Representative.

(a) The General Partner shall be the “partnership representative” of the Partnership under Code Section 6223 for federal income tax purposes (the “Partnership Representative”). The Partnership Representative shall receive no compensation for its services. All third-party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the Partnership Representative in discharging its duties hereunder. The General Partner shall appoint an individual (the “Designated Individual”) through whom the Partnership Representative will act in accordance with Regulations Section 301.6223-1 and any other applicable IRS guidance. The Designated Individual is authorized to take any action the Partnership Representative is authorized to take under this Agreement. The Limited Partners shall promptly provide the Partnership Representative with such information as is readily available to the Limited Partners as may be reasonably requested by the Partnership Representative from time to time in connection with any tax audit or judicial review proceeding.

(b) The Partnership Representative is authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Partnership Representative may expressly state that such agreement shall bind all Partners;

(ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “Final Adjustment”) is mailed to the Partnership Representative, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item;

(vi) to make an election under Code Section 6226; and

(vii) to take any other action on behalf of the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the Partnership Representative and the Designated Individual in their capacities as such.

Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445, Code Section 1446, Code Section 1471, Code Section 1472, Code Section 6225 or Code Section 6232 or any PTET allocable to a Limited Partner. Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any amount actually withheld from a Limited Partner’s distributions, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within thirty (30) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if either (a) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner or (b) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.

Section 10.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.

Section 10.6 Survival. Each Limited Partner’s obligations and the Partnership’s rights under this Article 10 shall survive the dissolution, liquidation, and winding up of the Partnership and, unless otherwise agreed by the General Partner in its sole discretion, the Transfer of any Partnership Interest.

ARTICLE 11

PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

(a) No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11 and, if any additional terms and conditions are set forth in a Unit Designation applicable to such Partnership Interest, in accordance with the terms and conditions set forth in this Article 11 and such additional terms and conditions set forth in the applicable Unit Designation. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

(c) No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1(c), “Tendered Units” shall mean all such Partnership Units in which a security interest is held by such lender).

Section 11.2 Transfer of General Partner’s Partnership Interest.

(a) Except as provided in this Section 11.2 or in a Unit Designation, and subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, the General Partner shall not voluntarily withdraw from the Partnership and shall not Transfer its General Partner Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) other than solely an economic interest as a Limited Partner or Assignee without the Consent of the Limited Partners (excluding, for purposes of such consent, any outstanding LTIP Units), which may be given or withheld by each such Limited Partner in its sole and absolute discretion. It is a condition to any Transfer of a General Partner Interest otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2(b) and Section 11.2(c), but excluding any Transfer of solely an economic interest as a Limited Partner or Assignee) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

(b) Certain Transactions of the General Partner. Subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation and except as necessary or appropriate to give effect to those rights, the General Partner may not (x) merge, consolidate or otherwise combine its assets with another entity, (y) sell all or substantially all of its assets not in the ordinary course of the Partnership’s business or (z) reclassify, recapitalize, repurchase or change any outstanding shares of the General Partner’s stock or other outstanding equity interests (in case of each of the foregoing clauses (x) through (z), other than in connection with a stock split, reverse stock split, stock dividend change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of the General Partner’s stockholders) (each, a “Termination Transaction”) unless:

(i) the Termination Transaction has been approved by the Consent of the Partners and, in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive (and shall be provided the opportunity to make such an election if the holders of REIT Shares generally are also provided such an opportunity), for each Partnership Common Unit an amount of cash, securities and/or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii) all of the following conditions are met: (A) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (B) Limited Partners that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (C) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable as those in effect with respect to the Partnership Common Units immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (D) the rights of such Limited Partners include at least one of the following: (I) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2(b)(i) or (II) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

(c) Notwithstanding the other provisions of this Article 11 (other than Section 11.6(d) hereof), the General Partner may Transfer all or any of its Partnership Interests at any time to any Person that is, at the time of such Transfer an Affiliate of the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners. The provisions of Section 11.2(b), 11.3, 11.4(a) and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2(c).

(d) In connection with any transaction permitted by Section 11.2(b) hereof, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

(e) The General Partner may not consummate (x) a Termination Transaction, (y) a merger, consolidation or other combination of the assets of the Partnership with another entity or (z) a sale of all or substantially all of the assets of the Partnership, in each case which transaction (a “Stockholder Vote Transaction”) is submitted for the approval of the holders of REIT Shares of the General Partner (a “Stockholder Vote”) unless: (i) the General Partner first provides the Limited Partners with advance notice at least equal in time to the advance notice given to holders of REIT Shares in connection with such Stockholder Vote, (ii) in connection with such advance notice, the General Partner provides the Limited Partners with written materials describing the proposed Stockholder Vote Transaction (which may consist of the proxy statement or registration statement used in connection with the Stockholder Vote) and (iii) the Stockholder Vote Transaction is approved by the holders of the Partnership Common Units (the “Partnership Vote”) at the same level of approval as required for the Stockholder Vote (for example, (x) if the approval of holders of outstanding REIT Shares entitled to cast a majority of the votes entitled to be cast on the matter is required to approve the Stockholder Vote Transaction in the Stockholder Vote, then the approval of holders of outstanding Partnership Common Units (including votes deemed to be cast by the General Partner) entitled to cast a majority of votes entitled to be cast on the matter will be required to approve the Stockholder Vote Transaction in the Partnership Vote or (y) if the approval of a majority of the votes cast by holders of outstanding REIT Shares present at a meeting of such holders at which a quorum is present is required to approve the Stockholder Vote

Transaction in the Stockholder Vote, then the approval of a majority of the votes cast (including votes deemed to be cast by the General Partner) by holders of outstanding Partnership Common Units present at a meeting of such holders at which a quorum is present will be required to approve the Stockholder Vote Transaction in the Partnership Vote). For purposes of the Partnership Vote, (i) each Partner holding Partnership Common Units (other than the General Partner or any of its Subsidiaries) shall be entitled to cast a number of votes equal to the total number of Partnership Common Units held by such Partner as of the record date for the Stockholder Meeting, and (ii) the General Partner and its Subsidiaries shall not be entitled to vote thereon and shall instead be deemed to have cast a number of votes equal to the sum of (x) the total number of Partnership Common Units held by the General Partner as of the record date for the Stockholder Meeting divided by the Adjustment Factor then in effect plus (y) the total number of shares of unvested restricted REIT Shares with respect to which the General Partner does not hold back-to-back Partnership Common Units as of the record date for the Stockholder Meeting, in proportion to the manner in which all outstanding REIT Shares were voted in the Stockholder Vote (for example, “For,” “Against,” “Abstain” and “Not Present”). Any such Partnership Vote will be taken in accordance with Section 14.3 below (including Section 14.3(b) thereof permitting actions to be taken by written consent without a meeting), mutatis mutandis to give effect to the foregoing provisions of this Section 11.2(e), except that, solely for purposes of determining whether a quorum is present at any meeting of the Partners at which a Partnership Vote will occur, the General Partner shall be considered to be entitled to cast at such meeting all votes that the General Partner will be deemed to have cast in such Partnership Vote as provided in this Section 11.2(e).

Section 11.3 Limited Partners’ Rights to Transfer.

(a) General. Prior to the end of the Initial Holding Period and except as provided in Section 11.1(c) hereof, and subject to any additional or contrary terms and conditions applicable to any Partnership Interest pursuant to a Unit Designation, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner; provided, however, that any Limited Partner may, at any time, without the consent or approval of the General Partner, (x) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (y) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such Initial Holding Period, subject to any additional or contrary terms and conditions applicable to any Partnership Interest pursuant to a Unit Designation, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Partnership Interest to any Person, without the Consent of the General Partner but subject to the provisions of Section 11.4 hereof and to satisfaction of each of the following conditions:

(i) General Partner Right of First Refusal. The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner, which notice shall state (A) the identity and address of the proposed transferee and (B) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the General Partner may at its election deliver in lieu of all or any portion of such cash a note from the General Partner payable to the transferor Limited Partner at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the General Partner, divided by the Value as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Limited Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(ii) Qualified Transferee. Unless otherwise approved by the General Partner in its sole discretion in writing, any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(a)(iv) hereof may be to a separate Qualified Transferee.

(iii) Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

(iv) Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (A) five hundred (500) Partnership Units or (B) all of the remaining Partnership Units owned by such Transferring Partner, without, in each case, the Consent of the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(v) Exception for Permitted Transfers. The conditions of Sections 11.3(a)(i) through 11.3(a)(iv) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the Initial Holding Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any restrictions on ownership and transfer of stock of the General Partner contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(b) Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c) Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for Federal income tax purposes. In furtherance of the foregoing, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any conversion of LTIP Units into Partnership Common Units, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation; (ii) result in a termination of the Partnership under Code Section 708; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or (v) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

Section 11.4 Admission of Substituted Limited Partners. Except as otherwise provided in a Unit Designation:

(a) No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the General Partner may require in its sole discretion to effect such Assignee’s admission as a Substituted Limited Partner.

(b) Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

(c) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5 Assignees. If the General Partner does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further Transfer of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6 General Provisions.

(a) No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Interest pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Unit Designation or (iii) the acquisition by the General Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1(b) hereof.

(b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to any Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 15.1(b) hereof, shall cease to be a Limited Partner.

(c) If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 15.1 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. The Partners hereby agree that any such selection by the General Partner is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f). Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any conversion of LTIP Units into Partnership Common Units, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)) or result in a “prohibited transaction” (within the meaning of ERISA or the Code); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer could (A) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (B) cause the Partnership to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or (C) cause the Partnership to fail to qualify for at least one of the Safe Harbors; (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or ERISA, each as amended. The General Partner shall, in its sole discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704.

(e) Except as otherwise provided in a Unit Designation, Transfers pursuant to this Article 11 may only be made on the first (1st) day of a fiscal quarter of the Partnership, unless the General Partner otherwise Consents.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be a general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner. In the event that the General Partner withdraws from the Partnership, or transfers its entire Partnership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the general partner of the Partnership, a Majority in Interest of the Partners may elect to continue the Partnership by selecting a successor general partner in accordance with Section 13.1(a) hereof.

Section 12.2 Admission of Additional Limited Partners.

(a) A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units after the Effective Date and in accordance with this Agreement or is issued LTIP Units in exchange for no consideration in accordance with Section 4.2(b) hereof shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as the General Partner may require in its sole and absolute discretion in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall update the Register and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2(a).

(c) If any Additional Limited Partner is admitted to the Partnership, or if an existing Partner acquires an additional Partnership Interest, on any day other than the first (1st) day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. The Partners hereby agree that any such selection by the General Partner is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6(c) hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, if any, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

(d) Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Partnership.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or a general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a) an event of withdrawal, as defined in Section 10-402(2)—(9) of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;

(b) an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Partners;

(c) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

(d) the Redemption or other acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.

Section 13.2 Winding Up.

(a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(ii) Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(iii) Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(iv) Fourth, to the Partners in accordance with Article 5 and any Unit Designation.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

(b) Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

(d) In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(i) distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

(e) The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the General Partner of the Partnership.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the

Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the General Partner’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator), and the General Partner or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner or Liquidator).

Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the SDAT, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Maryland shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Section 562(b)(1)(B) of the Code, if necessary, in the sole and absolute discretion of the General Partner.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners and, except as set forth in Section 7.3(b) and Section 7.3(c) and subject to Section 7.3(d), Section 16.10 and the rights of any Holder of any Partnership Interest set forth in a Unit Designation, shall be approved by the Consent of the Partners. Amendments to a Unit Designation may also be proposed and approved in the manner set forth in the Unit Designation without complying with the foregoing. Following such proposal, the General Partner shall submit to the Partners entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Limited Partner, (a) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (b) the Limited Partners shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the General Partner.

Section 14.3 Actions and Consents of the Partners.

(a) Meetings of the Partners may be called only by the General Partner to transact any business that the General Partner determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Partners. Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3(b) hereof.

(b) Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners. Such consent shall be filed with the General

Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c) Each Partner entitled to act at a meeting of the Partners may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Redemption Rights of Qualifying Parties. In addition to the rights afforded to a Partnership Interest in a Unit Designation:

(a) After the applicable Initial Holding Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Partnership Common Units held by such Qualifying Party (Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Initial Holding Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that the General Partner first receives an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1(b) of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i) the date the General Partner notifies the Tendering Party that the General Partner declines to acquire some or all of the Tendered Units under Section 15.1(b) hereof following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional sixty (60) Business Days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount.

(b) Notwithstanding the provisions of Section 15.1(a) hereof, on or before the close of business on the Cut-Off Date, the General Partner may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit, elect to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for REIT Shares. If the General Partner elects to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the General Partner shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to acquire any of the Tendered Units for REIT Shares, the General Partner shall issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1(b), in which case (i) the General Partner shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the General Partner in exchange for the REIT Shares Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional sixty (60) Business Days to the extent required for the General Partner to cause additional REIT Shares to be issued. The Tendering Party shall submit (A) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (B) such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the

Tendered Units by the General Partner pursuant to this Section 15.1(b), the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 15.1(b), any Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and such Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise all rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 15.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.

(c) Notwithstanding the provisions of Section 15.1(a) and 15.1(b) hereof:

(i) The Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Charter and shall have no rights to require the Partnership to redeem Partnership Common Units if the acquisition of such Partnership Common Units by the General Partner pursuant to Section 15.1(b) hereof would cause any Person to violate the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 15.1(b) hereof would be in violation of this Section 15.1(c)(i), to the fullest extent permitted by law, it shall be void, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the General Partner under Section 15.1(b) hereof or cash otherwise payable under Section 15.1(a) hereof.

(ii) No Tendering Party may deliver a Notice of Redemption during the period from December 15 of any year through January 15 of the following year.

(d) If the General Partner does not elect to acquire the Tendered Units pursuant to Section 15.1(b) hereof:

(i) The Partnership may elect to raise funds for the payment of the Cash Amount either (A) by requiring that the General Partner contribute to the Partnership funds from the proceeds of a registered public offering by the General Partner of REIT Shares sufficient to purchase the Tendered Units or (B) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership. Without limiting Section 15.1(h) hereof, any proceeds from a public offering that are in excess of the Cash Amount shall be for the sole benefit of the General Partner. The General Partner shall make a Capital Contribution of any such amounts to the Partnership for an additional General Partner Interest in accordance with Section 4.3(e).

(ii) If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

(e) Notwithstanding the provisions of Section 15.1(b) hereof, the General Partner shall not, under any circumstances, elect to acquire any Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

(f) Notwithstanding anything herein to the contrary (but subject to Section 15.1(c) hereof), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 15.1(b) hereof) pursuant to this Section 15.1:

(i) All Partnership Common Units acquired by the General Partner pursuant to Section 15.1(b) hereof shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units.

(ii) Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Partnership Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party, without, in each case, the Consent of the General Partner.

(iii) If (A) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution, and (B) the General Partner elects to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1(b), such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(iv) The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 15.1(b) hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(v) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement, until such Partnership Common Units are either paid for by the Partnership pursuant to Section 15.1(a) hereof or transferred to the General Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1(b) hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1(b) hereof, the Tendering Party shall have no rights as a stockholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.

(g) In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i) A written affidavit, dated the same date as the Notice of Redemption, (A) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (I) such Tendering Party and (II) to the best of their knowledge any Related Party and (B) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1(b) hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;

(ii) A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1(b) hereof on the Specified Redemption Date;

(iii) An undertaking to certify, at and as a condition of the closing of (A) the Redemption or (B) the acquisition of Tendered Units by the General Partner pursuant to Section 15.1(b) hereof on the Specified Redemption Date, that either (I) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of its knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1(g)(i) or (II) after giving effect to the Redemption or the acquisition of Tendered Units by the General Partner pursuant to Section 15.1(b) hereof, neither the Tendering Party nor, to the best of its knowledge, any other Person shall own REIT Shares in violation of the Ownership Limit; and

(iv) In connection with any Special Redemption, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1(b) of this Agreement.

(h) Stock Offering Funding Option.

(i)

(a) Notwithstanding Section 15.1(a) or Section 15.1(b) hereof, if (i) one or more Limited Partners have delivered to the General Partner a Notice of Redemption, and (ii) the number of Tendered Units (the “Offering Common Units”) exceeds $100,000,000 gross value, based on a Partnership Common Unit value equal to the Value of a REIT Share, and (iii) Lineage REIT is then eligible to file a registration statement on Form S-3 (or any successor form similar thereto), then, notwithstanding that the Redemption of such Tendered Units pursuant to Section 15.1(a) and the acquisition of such Tendered Units by the General Partner pursuant to Section 15.1(b), on the Specified Redemption Date would otherwise be prohibited by Section 15.1(c), the General Partner may, at its election, cause the Partnership to redeem the Offering Common Units with the proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Stock Offering Funding”), of a number of REIT Shares (“Offered Shares”) equal to the REIT Shares Amount with respect to the Offering Common Units pursuant to the terms of this Section 15.1(h); provided, however, that the General Partner shall be under no obligation to provide a waiver of the Ownership Limit in connection with this Section 15.1(h). The General Partner must provide notice of its exercise of the election described above to purchase the Tendered Units through a Stock Offering Funding on or before the tenth (10th) Business Day after the receipt by the General Partner of the applicable Notice of Redemption.

(b) If the General Partner elects a Stock Offering Funding with respect to a Notice of Redemption, the General Partner may give notice (a “Single Funding Notice”) of such election to all Limited Partners who did not provide the Notice of Redemption pursuant to Section 15.1(a) no less than two (2) days before the anticipated sale and require that all such Limited Partners elect whether or not to effect a Redemption to be funded through such Stock Offering Funding. If a Limited Partner elects to effect such a Redemption, it shall give notice thereof and of the number of Partnership Common Units to be made subject thereto in writing to the General Partner within two (2) Business Days after receipt of the Single Funding Notice, and such Limited Partner shall be treated as a Tendering Party for all purposes of this Section 15.1(h).

(ii) If the General Partner elects a Stock Offering Funding, on the Specified Redemption Date, the Partnership shall redeem each Offering Common Unit that is still a Tendered Unit on such date for cash in immediately available funds in an amount (the “Stock Offering Funding Amount”) equal to the net proceeds per Offered Share received by the General Partner from the Stock Offering Funding, determined after deduction of underwriting fees, discounts or commissions attributable to the sale of Offered Shares and any transfer taxes relating to the registration or sale of the Offered Shares (the “Stock Offering Net Proceeds”).

(iii) If the General Partner elects a Stock Offering Funding, the following additional terms and conditions shall apply:

(a) As soon as practicable after the General Partner elects to effect a Stock Offering Funding, the General Partner shall use its reasonable best efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that, the General Partner shall not by reason hereof, be required to submit to general service of process in any jurisdiction or subject itself to any material tax obligation, or qualify to do business in any jurisdiction in which such submission, qualification or obligation would not be otherwise required provided, further, notwithstanding Section 15.1(h)(i)(a) hereof, if the General Partner shall deliver a notice from either the Co-Executive Chairman or the Chief Executive Officer and President, Chief Financial Officer, Global Chief Operations Officer, Chief Legal Officer, Chief Commercial Officer, Chief Human Resource Officer, Chief Information Officer, Chief Transformation Officer or Chief Network Optimization Officer to the Tendering Party (a “Stock Offering Funding Delay Notice”) certifying that the General Partner has determined that such filing, registration or qualification would be materially detrimental to the General Partner because it would require disclosure of material non-public information that the General Partner has a bona fide business purpose for preserving as confidential or the disclosure of which would materially impede the General Partner’s ability to consummate a significant transaction, and that the General Partner is not otherwise required by applicable securities laws or regulations to disclose, then the General Partner may delay making any filing or delay the effectiveness of such filing, registration or qualification until the earliest of (i) the date upon which the General Partner notifies the Tendering Party in writing that such delay is no longer necessary, and (ii) the ninetieth (90th) day after delivery of the Stock Offering Funding Delay Notice.

(b) The General Partner shall advise each Tendering Party, regularly and promptly upon any written request, of the status of the Stock Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the SEC and other governmental bodies, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses (to the extent payable by the Tendering Parties) relating to the Stock Offering Funding and the compliance by the General Partner with its obligations with respect thereto. In addition, the General Partner and each Tendering Party may, but shall be under no obligation to, enter into understandings in writing (“Pricing Agreements”) whereby the Tendering Party will agree in advance as to the acceptability of a Stock Offering Net Proceeds amount at or below a specified amount. Furthermore, the General Partner shall establish pricing notification procedures with each such Tendering Party, such that the Tendering Party will have the maximum opportunity practicable to determine whether to become a Withdrawing Partner pursuant to Section 15.1(h)(iii)(c) hereof.

(c) The General Partner, upon notification of the price per REIT Share in the Stock Offering Funding from the managing underwriter(s), in the case of a registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by the General Partner in order to sell the Offered Shares, shall immediately use its reasonable best efforts to notify each Tendering Party of the price per REIT Share in the Stock Offering Funding and resulting anticipated Stock Offering Net Proceeds. Each Tendering Party shall have one (1) hour from the delivery of such written notice (as such time may be extended by the General Partner in its sole and absolute discretion) to elect to withdraw its Redemption (a Tendering Party making such an election being a “Withdrawing Partner”), and Partnership Common Units with a REIT Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the related Redemption; provided, however, that the General Partner shall keep each of the Tendering Parties reasonably informed as to the likely timing of delivery of its notice. If a Tendering Party, within such time period, does not notify the General Partner of such Tendering Party’s election not to become a Withdrawing Partner, then such Tendering Party shall, except as otherwise provided in a Pricing Agreement, be deemed not to have withdrawn from the Redemption, without liability to the General Partner. To the extent that the General Partner is unable after using its reasonable best efforts to notify any Tendering Party, such unnotified Tendering Party shall, except as otherwise provided in any Pricing Agreement, be deemed not to have elected to become a Withdrawing Partner. Each Tendering Party whose Redemption is being funded through the Stock Offering Funding who does not become a Withdrawing Partner shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities laws, to submit for Redemption additional Partnership Common Units in a number no greater than the number of Partnership Common Units withdrawn. If more than one Tendering Party so elects to redeem additional Partnership Common Units, then such Partnership Common Units shall be redeemed on a pro rata basis, based on the number of additional Partnership Common Units sought to be so redeemed.

(d) The General Partner shall take all reasonable action in order to effectuate the sale of the Offered Shares, including, but not limited to, the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such underwriting. The General Partner shall have the opportunity to include such number of shares for its own account as it may elect in a Stock Offering Funding. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises the General Partner in writing that marketing factors require a limitation of the number of shares to be offered, then (i) first, the amount of shares to be included for the account of the General Partner shall be reduced to the extent necessary to reduce the total amount of shares to be included in such offering to the amount recommended by such managing underwriter(s) or placement agent(s), and (ii) if such reduction is insufficient to reduce the offering to the amount recommended by such managing underwriter(s) or placement agent(s), then, the General Partner shall so advise all Tendering Parties and the number of Partnership Common Units to be sold to the General Partner pursuant to the Redemption shall be allocated among all Tendering Parties in proportion, as nearly as practicable, to the respective number of Partnership Common Units as to which each Tendering Party elected to effect a Redemption. For the sake of clarity, no Offered Shares excluded from the underwriting by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

(i) LTIP Unit Exception and Redemption of Partnership Common Units Issued Upon Conversion of LTIP Units. Holders of LTIP Units shall not be entitled to the right of Redemption provided for in Section 15.1 of this Agreement, unless and until such LTIP Units have been converted into Partnership Common Units (or any other class or series of Partnership Common Units entitled to such right of Redemption) in accordance with their terms.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner, or Assignee at the address set forth in the Register or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7 Waiver.

(a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b) The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General

Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b) Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Maryland (collectively, the “Maryland Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Maryland Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10 Entire Agreement. This Agreement, including the Exhibits hereto, contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(a) an amount equal to the excess, if any, of (i) four percent (4%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code); or

(b) an amount equal to the excess, if any, of (i) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Partnership Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other Person (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

Section 15.16 REIT Subsidiary Ownership Restrictions.

(a) Ownership Limitations. During the period commencing on the REIT Qualification Date and prior to the Restriction Termination Date:

(i) Basic Restrictions.

(A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Partnership Interests in excess of the REIT Subsidiary Ownership Limit, and (2) No Excepted Holder shall Beneficially Own or Constructively Own Partnership Interests in excess of the Excepted Holder Limit for such Excepted Holder.

(B) No Person shall Beneficially Own or Constructively Own Partnership Interests to the extent that such Beneficial Ownership or Constructive Ownership would result in any REIT Subsidiary being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including Beneficial Ownership or Constructive Ownership that would result in any REIT Subsidiary actually owning or constructively owning, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REIT Subsidiary from such tenant would cause the REIT Subsidiary to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) Transfer in Trust. If any event occurs or has occurred, or any transfer of Partnership Interests is about to occur, which, if effective, would result in any Person Beneficially Owning or Constructively Owning Partnership Interests in violation of Section 15.16(a)(i)(A) or Section 15.16(a)(i)(B):

(A) Then the Partnership Interests the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 15.16(a)(i)(A) or Section 15.16(a)(i)(B) shall be automatically transferred to a Trust for the exclusive benefit of one or more Charitable Beneficiaries, as described in Section 15.16(i), effective as of the close of business on the Business Day immediately prior to the date of such transfer, and such Person shall acquire no rights in such Partnership Interests; or

(B) If the transfer to the Trust described in Section 15.16(a)(ii)(A) would not be effective for any reason to prevent the violation of Section 15.16(a)(i)(A) or Section 15.16(a)(i)(B), then the transfer of the Partnership Interests that otherwise would cause any Person to violate Section 15.16(a)(i)(A) or Section 15.16(a)(i)(B) shall be void ab initio, and the intended transferee shall acquire no rights in such Partnership Interests.

(C) In determining which Partnership Interests are to be transferred to a Trust in accordance with this Section 15.16(a)(ii) and Section 15.16(i) hereof, Partnership Interests shall be so transferred to a Trust in such manner as minimizes the aggregate value of the Partnership Interests that are transferred to the Trust (except as provided in Section 15.16(f)) and, to the extent not inconsistent therewith, on a pro rata basis.

(D) To the extent that, upon a transfer of Interests pursuant to this Section 15.16(a)(ii), a violation of any provision of Section 15.16(a)(i) would nonetheless be continuing, then Interests shall be transferred to that number of Trusts, each having a Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 15.16(a)(i) hereof.

(b) Remedies for Breach. If the General Partner shall at any time determine in good faith that a transfer or other event has taken place that results in a violation of Section 15.16(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Partnership Interests in violation of Section 15.16(a) (whether or not such violation is intended), the General Partner shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including refusing to give effect to such transfer pursuant to this Agreement or in the records of the Partnership, or instituting proceedings to enjoin such transfer or other event; provided, however, that any transfer or attempted transfer or other event in violation of Section 15.16(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the General Partner.

(c) Notice of Restricted Transfer. Any Person that acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Partnership Interests that will or may violate Section 15.16(a)(i) or any Person that would have owned Partnership Interests that resulted in a transfer to the Trust pursuant to the provisions of Section 15.16(a)(ii) shall immediately give written notice to the Partnership of such event or, in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Partnership such other information as the Partnership may request in order to determine the effect, if any, of such transfer on any REIT Subsidiary’s status as a REIT.

(d) Owners Required To Provide Information. From the REIT Qualification Date and prior to the Restriction Termination Date:

(i) Each Person that owns Partnership Interests shall, within a reasonable time after demand, provide to the Partnership the name and address of such owner, the Partnership Interests Beneficially Owned, a description of the manner in which such Partnership Interests are held, and such additional information as the Partnership may request in order to determine the effect, if any, of such Beneficial Ownership on any REIT Subsidiary’s status as a REIT or Domestically Controlled Qualified Investment Entity, or to ensure compliance with the REIT Subsidiary Ownership Limit; and

(ii) Each Person that is a Beneficial Owner or Constructive Owner of Partnership Interests and each Person that holds Partnership Interests for a Beneficial Owner or Constructive Owner shall, within a reasonable time after demand, provide to the Partnership such information as the Partnership may request in order to determine any REIT Subsidiary’s status as a REIT or Domestically Controlled Qualified Investment Entity, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to ensure compliance with the REIT Subsidiary Ownership Limit.

(e) Remedies Not Limited. Nothing contained in this Section 15.16 shall limit the authority of the General Partner to take such other action as it deems necessary or advisable to protect any REIT Subsidiary’s status as a REIT or to assist the Partnership, any REIT Subsidiary and their owners in preserving the REIT Subsidiary’s status as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 15.16, or any definition contained in this Agreement, the General Partner shall have the power to determine the application of the provisions of this Section 15.16 or any such definition with respect to any situation based on the facts known to it. In the event this Section 15.16 requires an action by the General Partner and this Agreement fails to provide specific guidance with respect to such action, the General Partner shall determine the action to be taken so long as such action is not contrary to the provisions of this Agreement. If a Person would have (but for the remedies set forth in this Section 15.16) acquired Beneficial Ownership or Constructive Ownership of Partnership Interests in violation of Section 15.16(a), such remedies (as applicable) shall apply first to the Partnership Interests which, but for such remedies, would have been actually owned by such Person, and second to Partnership Interests which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Partnership Interests based upon the relative number of the Partnership Interests held by each such Person.

(g) Exceptions and Cooperation.

(i) The General Partner, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the limits set forth in Section 15.16(a)(i)(A), or may establish or increase an Excepted Holder Limit for such Person, if the General Partner determines, based on such representations and undertakings from such Person to the extent required by the General Partner and as are reasonably necessary to ascertain that such exemption will not cause such Person to violate Section 15.16(a)(i)(B).

(ii) The Partners, the General Partner and the Partnership agree that, in the event any Partner would like to modify its Excepted Holder Limit, the Partners, the General Partner and the Partnership shall reasonably cooperate to amend such Excepted Holder Limit; provided, however, that such cooperation shall not require the Partnership, the General Partner or any Partner to agree to allow any REIT Subsidiary to accrue gross income in a taxable year that does not qualify under Section 856(c)(2) of the Code in excess of 0.5% of the REIT Subsidiary’s gross income for such taxable year or take any action that could otherwise jeopardize the REIT Subsidiary’s status as a REIT.

(iii) Subject to Section 15.16(a)(i)(B) and this Section 15.16(g)(iii), the General Partner may from time to time increase (or decrease) the REIT Subsidiary Ownership Limit for one or more Persons and decrease (or increase) the REIT Subsidiary Ownership Limit for all other Persons. No decreased REIT Subsidiary Ownership Limit will be effective for any Person whose percentage of capital or profits interest in the Partnership is in excess of such decreased REIT Subsidiary Ownership Limit until such time as such Person’s percentage of capital or profits interest in the Partnership equals or falls below the decreased REIT Subsidiary Ownership Limit; provided, however, that any further acquisition of Partnership Interests by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 15.16(g)(i) or an Excepted Holder) in excess of the Partnership Interests owned by such Person on the date the decreased REIT Subsidiary Ownership Limit became effective will be in violation of the REIT Subsidiary Ownership Limit. No increase to the REIT Subsidiary Ownership Limit may be approved if the new REIT Subsidiary Ownership Limit (taking into account any then-existing Excepted Holder Limits to the extent appropriate as determined by the General Partner) would allow five or fewer Individuals to Beneficially Own, in the aggregate, more than 49.0% of the capital or profits interests in the Partnership.

(h) Legend. Each certificate representing Partnership Interests (if the Partnership Interests are certificated) shall bear substantially the following legend, in addition to any other legends required by applicable law or otherwise deemed appropriate by the General Partner in its sole discretion:

“The Partnership Interests represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and transfer for the purpose of each REIT Subsidiary’s maintenance of its status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Partnership’s governing operating agreement, (i) no Person may Beneficially Own or Constructively Own in excess of a 9.8% capital interest or profits interest in the Partnership unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) and (ii) no Person may Beneficially Own or Constructively Own Partnership Interests that would result in any REIT Subsidiary being “closely held” under Section 856(h) of the Code or otherwise cause the REIT Subsidiary to fail to qualify as a REIT. Any Person that Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Partnership Interests that cause or will cause a Person to Beneficially Own or Constructively Own Partnership Interests in excess or in violation of the above limitations must immediately notify the Partnership. If any of the restrictions on transfer or ownership are violated, the Partnership Interests, or a portion thereof, represented hereby will be automatically transferred to a Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend and not defined in this legend have the meanings set forth in the Partnership’s governing operating agreement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Partnership Interests on request and without charge. Requests for such a copy may be directed to the Partnership at its principal office.”

Instead of the foregoing legend, any certificate may state that the Partnership will furnish a full statement about certain restrictions on transferability to a Partner on request and without charge.

(i) Transfer of Interests in Trust.

(i) Ownership in Trust. Upon any purported transfer or other event described in Section 15.16(a)(ii) that would result in a transfer of Partnership Interests to a Trust, such Partnership Interests shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day immediately prior to the purported transfer or other event that results in the transfer to the Trust pursuant to Section 15.16(a)(ii). The Trustee shall be appointed by the Partnership and shall be a Person unaffiliated with the Partnership and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Partnership as provided in Section 15.16(i)(vi).

(ii) Status of Partnership Interests Held by the Trustee. Partnership Interests held by the Trustee shall be issued and outstanding Partnership Interests of the Partnership. The Prohibited Owner shall have no rights in Partnership Interests held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Partnership Interests held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Partnership Interests held in the Trust.

(iii) Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Partnership Interests held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Partnership that the Interests have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Interests held in the Trust and, subject to Maryland law, effective as of the date that the Partnership Interests have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Partnership that the Partnership Interests have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Partnership has already taken irreversible limited liability company action or other action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 15.16, until the Partnership has received notification that Partnership Interests have been transferred into a Trust, the Partnership shall be entitled to rely on its Partnership Interest transfer and other records for purposes of determining Partners entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Partners.

(iv) Sale of Partnership Interests by Trustee. Within twenty (20) days of receiving notice from the Partnership that the Partnership Interests have been transferred to the Trust, the Trustee shall sell (subject to the remaining provisions of this Section 15.16) all of the Partnership Interests transferred to the Trust to any other Person that is not a Prohibited Owner. Such Partnership Interests shall be sold for such consideration and on such other terms as the General Partner determines in its sole discretion. Upon such sale, the interest of the Charitable Beneficiary in the Partnership Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 15.16(i)(iv). The Prohibited Owner shall receive an amount equal to (1) the lesser of (x) the price paid by the Prohibited Owner for the Partnership Interests or, if the Prohibited Owner did not give value for the Partnership Interests in connection with the event causing the Partnership Interests to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the fair market value (as determined by the General Partner in good faith) of the Partnership Interests on the day of the event causing the Partnership Interests to be held in the Trust and (y) the price received by the Trustee (net of any commissions and other expenses of sale, including costs and expenses incurred by the Partnership, the General Partner and their respective Affiliates) from the sale or other disposition of the Partnership Interests held in the Trust, less (2) the aggregate amount of all of the Partnership’s expenses in connection with each of the purported transfer to the Prohibited Owner and the transfer by the Trust (including in each case, but not limited to, the legal and accounting fees incurred by the Partnership, the General Partner and/or their respective Affiliates), which the Trustee will pay to the Partnership prior to any distribution of funds to the Prohibited Owner. The Trustee may also reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 15.16(i)(iii). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Partnership that Interests have been transferred to the Trustee, such Partnership Interests are transferred by a Prohibited Owner, then (i) such Partnership Interests shall be deemed to have been transferred on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Partnership Interests that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 15.16(i)(iv), such excess shall be paid to the Trustee upon demand.

(v) Purchase Right in Partnership Interests Transferred to the Trustee. Partnership Interests transferred to the Trustee shall be deemed to have been offered for sale to the Partnership, or its designee, at a price equal to (1) the lesser of (x) the price in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the fair market value (as determined by the General Partner in good faith) at the time of such devise or gift) and (y) the fair market value (as determined by the General Partner in good faith) on the date the Partnership, or its designee, accepts such offer, less (2) the aggregate amount of all of the expenses of the Partnership, the General Partner and their respective Affiliates in connection with each of the purported transfer to the Prohibited Owner and the transfer by the Trust (including in each case, but not limited to, the legal and accounting fees incurred by the Partnership, the General Partner and/or their respective Affiliates), which the Trustee will pay to the Partnership prior to any distribution of funds to the Prohibited Owner. The Partnership may also reduce the amount payable to the

Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 15.16(i)(iii). The Partnership, or its designee, shall pay the amount of any such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Partnership, or its designee, shall have the right to accept such offer until the Trustee has sold the Partnership Interests held in the Trust pursuant to Section 15.16(i)(iv). Upon such a sale to the Partnership or its designee, the interest of the Charitable Beneficiary in the Partnership Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale, after the deductions contemplated above, to the Prohibited Owner.

(vi) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Partnership shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Partnership Interests held in the Trust would not violate the restrictions set forth in Section 15.16(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(vii) Facilitating Amendments at General Partner’s Discretion. Notwithstanding anything to the contrary in this Agreement, in the event of any transfers to or by a Trust in accordance with this Section 15.16(i), the General Partner shall be entitled, in its sole discretion and without the consent or agreement of any other Partner, to make such amendments to this Agreement as it deems necessary from time to time in order to reflect that the Trust(s) or any subsequent transferees may not assume all of the obligations attaching to the subject Interests, including the obligations to make Capital Contributions.

(j) Enforcement. The Partnership is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 15.16.

ARTICLE 16

LTIP UNITS

Section 16.1 Designation. A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 16.2 Vesting.

(a) Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable LTIP Unit Agreement or Equity Plan. The terms of any LTIP Unit Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement or by the Plan or any other applicable Equity Plan. LTIP Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of an LTIP Unit Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “unvested LTIP Units.”

(b) Forfeiture. Upon the forfeiture of any LTIP Units in accordance with the applicable LTIP Unit Agreement and Equity Plan (including any forfeiture effected through repurchase), the LTIP Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared prior to the effective date of the forfeiture with respect to a Partnership Record Date and with respect to such LTIP Units. Except as otherwise provided in this Agreement (including without limitation Section 6.4(a)(ix)), the Plan (or other applicable Equity Plan) and the applicable LTIP Unit Agreement, in connection with any forfeiture (or repurchase) of such LTIP Units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of such Holder’s LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2(c), calculated with respect to such Holder’s remaining LTIP Units, if any.

Section 16.3 Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2(c) hereof, (b) differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 13.2 and Section 16.4(b) hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.2(c) or (c) any related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement, any LTIP Unit Agreement and/or any update to the Register adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. An “Adjustment Event” shall mean any of the following events: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units or (iv) any other non-recurring event or transaction that would, as determined by the General Partner in its sole discretion, have the similar effect of diluting or expanding the rights or benefits (or potential benefits) intended to be conferred by outstanding LTIP Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units may be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Holder of LTIP Units setting forth the adjustment to such Holder’s LTIP Units and the effective date of such adjustment.

Section 16.4 Distributions.

(a) Operating Distributions. Except as otherwise provided in this Agreement, any LTIP Unit Agreement, the Plan (or any other applicable Equity Plan), or by the General Partner with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to (i) with respect to any LTIP Units that are not Performance LTIP Units, the amount of any such distributions that would have been payable to such Holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate) and (ii) with respect to any Performance LTIP Units, an amount equal to (A) in the case of Performance LTIP Units that have not satisfied the applicable performance vesting condition, the product of the distribution made to Holders of Partnership Common Units per Partnership Common Unit multiplied by the Performance Unit Sharing Percentage, and (B) in the case of Performance LTIP Units that have satisfied the applicable performance vesting condition, the distribution made to Holders of Partnership Common Units per Partnership Common Unit, in each case, if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate.

(b) Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Partnership Common Unit, whether made prior to, on or after the LTIP Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the Holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.

(c) Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units. The record date for determining which Holders of LTIP Units are entitled to receive distributions shall be the Partnership Record Date.

Section 16.5 Allocations.

(a) Holders of LTIP Units that are not Performance LTIP Units and Holders of Performance LTIP Units that have satisfied the applicable performance condition shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Section 6.2(a) and in addition to any special allocations required by Section 6.2(c).

(b) Holders of Performance LTIP Units that have not satisfied the applicable performance condition shall be allocated Net Income and Net Loss in amounts per Performance LTIP Unit equal to the amounts allocated per Performance LTIP Unit that has satisfied the applicable performance condition; provided, however, that for purposes of allocations of Net Income and Net Loss pursuant to Section 6.2(a) and Section 6.4, with respect to a Performance LTIP Unit that has not satisfied the applicable performance condition, the amount of Net Income and Net Loss allocable to such Performance LTIP Unit be an amount equal to what is allocated to a Partnership Common Unit multiplied by the Performance Unit Sharing Percentage.

(c) The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 16.5, or to adjust the allocations made under this Section 16.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Payment Date falls (excluding special allocations under Section 6.2(c)), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.

Section 16.6 Transfers. Subject to the terms and limitations contained in an applicable LTIP Unit Agreement and the Plan (or any other applicable Equity Plan) and except as expressly provided in this Agreement with respect to LTIP Units, a Holder of LTIP Units shall be entitled to transfer such Holder’s LTIP Units to the same extent, and subject to the same restrictions as Holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.

Section 16.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Partnership Common Units as provided in Section 16.9 below.

Section 16.8 Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any LTIP Unit Agreement and the Plan (or any other applicable Equity Plan), apply to the LTIP Unit.

Section 16.9 Conversion to Partnership Common Units.

(a) A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at such Qualifying Party’s option, at any time to convert all or a portion of such Qualifying Party’s Vested LTIP Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 16.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party to the extent not subject to the limitation on conversion under Section 16.9(b) below. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that in anticipation of any event that will cause such Qualifying Party’s Unvested LTIP Units to become Vested LTIP Units (and subject to the timing requirements set forth in Section 16.9(b) below), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 16.9.

(b) A Qualifying Party may convert such Qualifying Party’s Vested LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds the Capital Account Limitation. In order to exercise such Qualifying Party’s Conversion Right, a Qualifying Party shall deliver a written notice (a “Conversion Notice”) in substantially the form attached as Exhibit C to the Partnership (with a copy to the General Partner) not less than three (3) calendar days nor more than ten (10) calendar days prior to the date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) calendar day after such notice from the General Partner of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 16.9 shall be free and clear of all liens and encumbrances.

Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Partnership Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1(a) relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if such Qualifying Party so wishes, the Partnership Common Units into which such Qualifying Party’s Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 15.1(a) simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 15.1(b) by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to such Qualifying Party simultaneously with the conversion of such Qualifying Party’s Vested LTIP Units into Partnership Common Units. The General Partner shall use commercially reasonable efforts to cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

(c) Notwithstanding the provisions of Section 16.9(a) and 16.9(b) hereof: (i) no Qualifying Party may exercise its Conversion Right pursuant to this Agreement more than one (1) time during any fiscal quarter of the Partnership; and (ii) no Qualifying Party may deliver a Notice of Conversion during the period from December 1 of any year through January 1 of the following year, nor shall any Conversion Date occur during the period from December 21 of any year through January 22 of the following year.

(d) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the election of such Qualifying Party pursuant to Section 16.9(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a written notice (a “Forced Conversion Notice”) in substantially the form attached hereto as Exhibit D to the applicable Holder of LTIP Units not less than three (3) calendar days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

(e) A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon such Holder’s written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 hereof may exercise the rights of such Limited Partner pursuant to this Section 16.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(f) For purposes of making future allocations under Section 6.2(c) and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to such Holder’s LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(g) If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which such Holder’s LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Partnership Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of such Holder’s transferees) shall receive upon conversion of each LTIP Unit held by such Holder (or by any of such Holder’s transferees) the same kind and amount of consideration that a Holder of Partnership Common Units would receive if such Holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Unit Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 16.9(g) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of LTIP Units whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably practicable under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably practicable under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of LTIP Units.

Section 16.10 Voting. Except as expressly provided in this Agreement, Limited Partners holding LTIP Units shall have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Units voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted (or provision is made for such conversion to occur as of or prior to such time into Partnership Common Units).

Section 16.11 Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

LINEAGE, INC., a Maryland corporation

By:	/s/ Adam Forste
Name:	Adam Forste
Its:	Co-Executive Chairman

LIMITED PARTNERS:

All Limited Partners whose names are set forth in the Register

By:	Lineage, Inc., as attorney-in-fact for the Limited Partners whose names are set forth in the Register

By:	/s/ Adam Forste
Name:	Adam Forste
Its:	Co-Executive Chairman

[Agreement of Limited Partnership of Lineage OP, LP – Signature Page]

EXHIBIT A

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on [  ] is 1.0 and (b) on [  ] (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Partnership Record Date, the General Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (a) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the General Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the General Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the General Partner pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

A-1

EXHIBIT B

NOTICE OF REDEMPTION

To:	Lineage, Inc.

46500 Humboldt Drive

Novi, Michigan 48377

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption Partnership Common Units in Lineage OP, LP in accordance with the terms of the Agreement of Limited Partnership of Lineage OP, LP, dated as of July 24, 2024 (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

(a)

undertakes (i) to surrender such Partnership Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1(a) and Section 15.1(g) of the Agreement;

(b)	directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)	represents, warrants, certifies and agrees that:

(i)	the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii)

the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Common Units, free and clear of the rights or interests of any other person or entity,

(iii)

the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Common Units as provided herein, and

(iv)	the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)

acknowledges that he will continue to own such Partnership Common Units until and unless either (i) such Partnership Common Units are acquired by the General Partner pursuant to Section 15.1(b) of the Agreement or (ii) such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

B-1

Dated:

Name of Limited Partner or Assignee

(Signature of Limited Partner or Assignee)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

B-2

EXHIBIT C

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO PARTNERSHIP COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in Lineage OP, LP (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership; and (ii) directs that any cash in lieu of Partnership Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unit Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of LTIP Unit Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

C-1

EXHIBIT D

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO PARTNERSHIP COMMON UNITS

Lineage OP, LP (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the LTIP Unit Holder set forth below to be converted into Partnership Common Units in accordance with the terms of Agreement of Limited Partnership of the Partnership.

Name of LTIP Unit Holder:
Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:

Date of this Notice:

D-1

EXHIBIT E

UNIT DESIGNATION – SERIES A PREFERRED UNITS

[See attached.]

E-1

EXHIBIT F

UNIT DESIGNATION – LEGACY UNITS

[See attached.]

F-1